Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Consistent improvement in credit trends and solid loan sales led to strong first quarter in 2021

Highlights

•	Net income of $3.9 million for the first quarter of 2021 or $0.62 per diluted share
•	Cost of funds decreased by 19 basis points sequentially to 1.23%, a decline of 79 basis points year-over-year
•	Loans sold with servicing retained increased $29.3 million since December 31, 2020 and $94.3 million since March 31, 2020
•	$32.6 million of second round of PPP loans were closed during the quarter of 2021 which generated $1.5 million in deferred fee income
•	Watch and worse rated credit improved by $25.5 million during the first quarter of 2021

Manitowoc, Wisconsin, April 22, 2021 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported financial results for the first quarter of 2021.  Net income was $3.9 million, or $0.62 per diluted share, for the first quarter of 2021, compared to net loss of $5.2 million, or $0.78 diluted loss per share, for the first quarter of 2020.  The net loss for the first quarter of 2020 included a $5.0 million goodwill impairment charge, or $0.77 loss per diluted share.

Tim Schneider, President of County Bancorp, Inc., noted, “I’m highly encouraged by our strong start to the year, and based on positive movements in credit migration and overall improvements in watch and worse rated credits, we continue to expect this to be a strong fiscal year for County Bancorp. We expect to see continued improvement in our overall credit metrics as the dairy market continues to rebound and we conduct our annual credit review of our dairy loan portfolio in the second quarter of 2021.  Additionally, shortly after quarter-end, we received a settlement on a nonperforming hotel loan, resulting in a loan loss recovery for that credit in the second quarter of 2021.

Schneider continued, “We also demonstrated our faith in Country Bancorp's long-term value by extending our share repurchase program and purchasing more than 100,000 shares during the first quarter. I am confident that we have the right strategy to maintain our momentum and deliver consistent long-term growth. We look forward to partnering and growing with our commercial, agricultural, and consumer customers in 2021 and beyond.”

Loans and Securities

•

Total loans increased sequentially by $15.4 million, or 1.5%, to $1.0 billion during the first quarter of 2021.  The increase in total loans was primarily due to $32.6 million of second round Paycheck Protection Program (“PPP”) loans originated during the quarter, which was partially offset by the forgiveness of $24.1 million of first round PPP loans by the Small Business Administration (“SBA”).  The following table sets forth the total PPP loans at the dates indicated:

	March 31, 2021			December 31, 2020
	# of Loans	Balance	Deferred Fee Income	# of Loans	Balance	Deferred Fee Income
	(dollars in thousands)
PPP 1oans - Round 1	127	$13,674	$301	456	$37,790	$1,191
PPP loans - Round 2	461	32,595	1,479	—	—	—
Total PPP loans	588	$46,269	$1,780	456	$37,790	$1,191
% of Total loans		4.57%			3.79%
•

As of March 31, 2021, there were five customer relationships with loans in payment deferral associated with COVID-19 customer support programs totaling $6.1 million, or 0.6% of total loans, which is a decrease of $16.8 million, or 63.5%, since December 31, 2020.

•

Loan participations the Company continued to service were $841.9 million as of March 31, 2021, an increase of $29.3 million, or 3.6%, compared to December 31, 2020, and an increase of $94.3 million, or 12.6%, compared to March 31, 2020.

•

During the first quarter of 2021, investments increased by $32.4 million, or 9.2%, and increased $139.1 million, or 56.5%, since March 31, 2020.  There were no security sales during the first quarter of 2021.

Deposits

•	Total deposits as of March 31, 2021 were $1.1 billion, an increase of $57.7 million, or 5.5%, from December 31, 2020, and an increase of $78.6 million, or 7.7% since March 31, 2020.
•

Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) decreased slightly by $2.8 million, or 0.3%, from December 31, 2020 to $913.2 million, which was expected due to seasonal attrition.  Year-over-year, client deposits increased $121.5 million, or 15.3%, since March 31, 2020.

•

The Company increased its brokered deposits and national certificate of deposits by $60.5 million, or 48.5%, during the first quarter of 2021 in order to facilitate investment purchases.  Despite the additional brokered deposits in the first quarter, wholesale funding decreased $49.9 million, or 18.8%, since March 31, 2020.

Shareholders’ Equity

•	During the first quarter of 2021, the Company repurchased 109,862 shares of its common stock, totaling $2.5 million, at a weighted average price of $22.87 per share.
•

Book value per share decreased to $25.99 per share on March 31, 2021 from $26.42 on December 31, 2020, due primarily to a $6.4 million unrealized loss on our securities portfolio in the first quarter of 2021.

Net Interest Income and Margin

•

Net interest margin for the quarter ended March 31, 2021 was 2.95%, which declined 11 basis points compared to the sequential quarter and increased 21 basis points year-over-year.  The following table shows the accretive effect the SBA PPP loans had on net interest margin for the periods indicated.

	For the Three Months Ended
	March 31, 2021	December 31, 2020
Net interest margin excluding PPP loans	2.74%	2.49%
Accretion related to PPP loans:
Yield on PPP loans	(0.06)%	(0.13)%
Yield on PPP loan SBA fees	0.29%	0.81%
Interest expense on PPP Liquidity Facility programs	(0.02)%	(0.11)%
Total accretion related to PPP loans	0.21%	0.57%
Total net interest margin	2.95%	3.06%
•

Net interest margin was positively impacted by approximately 15 basis points during the first quarter of 2021, due to the recovery of $0.5 million in interest income related to a nonaccrual loan participation.

•

Loan interest income (including fees) decreased $1.2 million sequentially primarily due to fewer PPP loans forgiven by the SBA in the first quarter of 2021 compared to the fourth quarter of 2020, which resulted in fewer origination fees being recognized as interest income.  During the first quarter of 2021, $24.1 million of PPP loans were forgiven compared to $60.6 million during the fourth quarter of 2020.  Year-over-year, loan interest income decreased $1.1 million primarily due to lower yields on the previously mentioned PPP loans and decrease the in federal funds target rates.

•

Total rates paid on interest-bearing deposits decreased by 22 basis points to 0.91% for the three months ended March 31, 2021, compared to the three months ended December 31, 2020, and decreased 92 basis points compared to the three months ended March 31, 2020.  The decrease was primarily due to the Company’s renewed focus on gathering lower-cost transactional deposits versus higher cost time deposits and the market-driven drop in the federal funds rates.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended March 31, 2021 v. Three Months Ended December 31, 2020			Three Months Ended March 31, 2021 v. Three Months Ended March 31, 2020
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$246	$(37)	$209	$1,003	$(105)	$898
Loans (excluding PPP)	5	271	276	(752)	(1,351)	(2,103)
PPP loans - round 1	(1,610)	37	(1,573)	(678)	1,639	961
PPP loans - round 2	1,213	(1,130)	83	1,213	(1,130)	83
Total loans	(392)	(822)	(1,214)	(217)	(842)	(1,059)
Federal funds sold and interest-bearing deposits with banks	(4)	(1)	(5)	(92)	(128)	(220)
Total interest income	(150)	(860)	(1,010)	694	(1,075)	(381)
Interest Expense:
Savings, NOW, money market and interest checking	$(16)	$13	$(3)	$750	$(1,144)	$(394)
Time deposits	(38)	(371)	(409)	(854)	(1,030)	(1,884)
Other borrowings	(24)	(5)	(29)	38	(1)	37
FHLB advances	(15)	3	(12)	68	(27)	41
Junior subordinated debentures	—	(1)	(1)	355	45	400
Total interest expense	$(93)	$(361)	$(454)	$357	$(2,157)	$(1,800)
Net interest income	$(57)	$(499)	$(556)	$337	$1,082	$1,419

The following table sets forth average balances, average yields and rates, and income and expenses for the periods indicated.

	For the Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$372,235	$2,187	2.38%	$322,706	$1,978	2.44%	$196,353	$1,289	2.63%
Loans excluding PPP loans (2)	969,429	10,479	4.38%	968,575	10,203	4.19%	1,028,637	12,582	4.89%
PPP loans - Round 1 (2)	27,252	961	14.30%	71,505	2,534	14.10%	—	—	—
PPP loans - Round 2 (2)	16,857	83	2.01%	—	—	—	—	—	—
Total loans (2)	1,013,538	11,523	4.61%	1,040,080	12,737	4.87%	1,028,637	12,582	4.89%
Interest bearing deposits due from other banks	19,949	5	0.10%	37,385	10	0.11%	60,825	225	1.48%
Total interest-earning assets	$1,405,722	$13,715	3.96%	$1,400,171	$14,725	4.18%	$1,285,815	$14,096	4.39%
Allowance for loan losses	(14,932)			(18,535)			(15,330)
Other assets	90,109			87,785			84,461
Total assets	$1,480,899			$1,469,421			$1,354,946

Liabilities
Savings, NOW, money market, interest checking	$477,159	$380	0.32%	$421,969	$383	0.36%	$334,740	$774	0.92%
Time deposits	442,626	1,690	1.55%	450,193	2,099	1.85%	613,753	3,574	2.33%
Total interest-bearing deposits	$919,785	$2,070	0.91%	$872,162	$2,482	1.13%	$948,493	$4,348	1.83%
Other borrowings	51,220	48	0.38%	75,341	77	0.41%	1,259	11	3.49%
FHLB advances	116,311	273	0.95%	96,191	285	1.18%	56,708	233	1.65%
Junior subordinated debentures	67,123	1,106	6.68%	67,055	1,107	6.57%	44,871	706	6.29%
Total interest-bearing liabilities	$1,154,439	$3,497	1.23%	$1,110,749	$3,951	1.42%	$1,051,331	$5,297	2.02%
Non-interest-bearing deposits	138,814			168,765			113,351
Other liabilities	15,190			18,758			16,877
Total liabilities	$1,308,443			$1,298,272			$1,181,559

Shareholders' equity	172,456			171,149			173,387
Total liabilities and equity	$1,480,899			$1,469,421			$1,354,946

Net interest income		$10,218			$10,774			$8,799
Interest rate spread (3)			2.73%			2.76%			2.37%
Net interest margin (4)			2.95%			3.06%			2.74%
Ratio of interest-earning assets to interest-bearing liabilities	1.22			1.26			1.22
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Provision for Loan Losses

•

Provision for loan losses increased by $0.7 million, or 153.2%, to $0.2 million for the three months ended March 31, 2021, compared to the three months ended December 31, 2020.  The provision for the first quarter is comprised of $0.1 million related to loan grown and a $0.4 million net increase in specific impairments related to one agriculture customer, which was partially offset by a $0.3 million improvement in economic qualitative factor related to the industries we have deemed high risk due in the COVID-19 pandemic.

•

Year-over-over, provision for loan losses decreased $2.0 million, or 89.1%, compared to the three months ended March 31, 2020.  The reduction was primarily the result of the $2.0 million qualitative factor for industries that were deemed to be high-risk due to the COVID-19 pandemic for the three months ended March 31, 2020, due to the economic uncertainty at that time.  As of March 31, 2021, only $0.5 million of this qualitative factor remained.

Non-Interest Income

•

Total non-interest income for the three months ended March 31, 2021 decreased $0.6 million, or 14.8%, to $3.7 million from the three months ended December 31, 2020, but increased $1.0 million, or 36.5% from the three months ended March 31, 2020.

•

Loan servicing fees increased quarter-over-quarter and year-over-year primarily due a six basis point increase in weighted average servicing fees and an increase in loans serviced.  The average loans serviced on March 31, 2021 increased by $22.0 million and $77.6 million compared to December 31, 2020 and March 31, 2020, respectively.

•

Loan servicing right income for the three months ended March 31, 2021 decreased $0.7 million, or 60.8% to $0.5 million from $1.2 million for the three months ended December 31, 2020, primarily due to the pay-down of 20 loans totaling $12.3 million.

•

Crop insurance commission decreased in the sequential quarter by $0.2 million, or 41.8%, due to the annual profit-sharing payment that is received from insurance companies that was received in the fourth quarter of 2020.

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Non-Interest Income
Service charges	$119	$108	$108	$139	$113
Crop insurance commission	301	517	271	229	229
Gain on sale of residential loans, net	93	219	17	4	38
Loan servicing fees	2,158	1,974	2,054	1,923	1,831
Gain on sale of service-retained loans, net	1,587	1,828	1,268	1,041	505
Loan servicing right pay-down losses	(1,119)	(635)	(551)	(766)	(216)
Total loan servicing right income	468	1,193	717	275	289
Income on OREO	—	—	—	—	—
Gain on sale of securities	—	—	101	570	—
Referral fees	319	64	110	121	17
Other	254	283	294	240	203
Total non-interest income	$3,712	$4,358	$3,672	$3,501	$2,720

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Loan servicing rights, end of period	$18,864	$18,396	$17,203	$16,486	$16,211
Loans serviced, end of period	841,893	812,560	797,819	762,058	747,553
Loan servicing rights as a % of loans serviced	2.24%	2.26%	2.16%	2.16%	2.17%

Total loan servicing fees	$2,158	$1,974	$2,054	$1,923	$1,831
Average loans serviced	827,227	805,190	779,939	754,806	749,646
Annualized loan servicing fees as a % of average loans serviced	1.04%	0.98%	1.05%	1.02%	0.98%

Non-Interest Expense

•

Total non-interest expense for the three months ended March 31, 2021 decreased $0.7 million, or 13.1%, to $8.8 million from the three months ended December 31, 2020, and decreased $6.3 million, or 41.6% from the three months ended March 31, 2020.

•

Employee compensation and benefits expense decreased for the three months ended March 31, 2021 by $1.1 million to $5.6 million compared to the three months ended December 31, 2020.  The change was primarily the result of an additional accrual of $1.6 million that took place during the fourth quarter of 2020 for incentive compensation related to 2020 financial results, which was partially offset by 2021 merit increases and payroll taxes that reset at the beginning of each year.

•

Professional fees increased during the first quarter of 2021 by $0.2 million, or 37.8%, to $0.8 million compared to the fourth quarter of 2020 due primarily to a nonrecurring technology strategy project.

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$5,582	$6,687	$4,766	$4,594	$5,260
Occupancy	279	297	321	305	354
Information processing	661	656	641	663	670
Professional fees	802	582	555	480	401
Business development	307	136	305	333	366
OREO expenses	23	20	47	44	116
Writedown of OREO	—	148	—	—	1,360
Net loss (gain) on sale of OREO	17	(326)	9	—	4
Depreciation and amortization	257	289	295	303	301
Goodwill impairment	—	—	—	—	5,038
Other	836	1,005	728	743	1,148
Total non-interest expense	$8,764	$9,494	$7,667	$7,465	$15,018

Asset Quality

•

During the first quarter of 2021, watch rated loans decreased by $24.3 million, or 12.8%, and $53.6 million, or 24.4%, compared to December 31, 2020 and March 31, 2020, respectively, primarily as the result of eight dairy customers upgraded to a low satisfactory rating.  This improvement in asset quality is expected to continue in the second quarter of 2021 as we complete the annual review process.

•	Special mention loans decreased $1.9 million, or 75.5%, compared to December 31, 2020 due mainly to the migration of one agricultural customer to substandard performing.
•

Substandard performing loans decreased by $1.5 million, or 3.6%, to $39.0 million at March 31, 2021 compared to December 31, 2020 due to impairment of two customer relationships; one customer filed for bankruptcy, and one customer on a workout plan was more than 90 days past due at quarter end. These two migrations to substandard impaired were offset in part by the special mention migration discussed above.

The following table presents loan balances by credit grade for the periods indicated:

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$757,160	$716,313	$800,451	$798,945	$706,247
Watch	165,823	190,101	185,254	198,044	219,459
Special Mention	605	2,501	1,851	1,856	15,036
Substandard Performing	38,961	40,420	41,577	47,741	34,179
Substandard Impaired	49,115	46,950	46,793	40,938	37,515
Total loans	$1,011,664	$996,285	$1,075,926	$1,087,524	$1,012,436
Adverse classified asset ratio (1)	39.61%	39.43%	42.64%	41.73%	32.35%
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•

Non-performing assets increased in the first quarter by $2.0 million, or 4.7%, compared to the fourth quarter of 2020 due to two agricultural customers being placed on non-accrual status. It is anticipated that during the second quarter of 2021, approximately $7.0 million of agricultural loans will be restored to accrual status as a result of the completion of the annual credit review of the dairy portfolio.

•	Non-accrual loans increased $2.3 million, or 5.6%, as of March 31, 2021 compared to December 31, 2020, due to the previously discussed customer bankruptcy.
•

Performing TDRs not on non-accrual decreased $5.1 million, or 27.4%, to $13.5 million on March 31, 2021 from December 31, 2020.  The decrease is primarily due to one agriculture customer that was re-underwritten and was no longer a TDR due to improved performance and financial trends.

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$43,973	$41,624	$41,351	$35,456	$32,051
Other real estate owned	739	1,077	3,064	2,629	3,247
Total non-performing assets	$44,712	$42,701	$44,415	$38,085	$35,298

Performing TDRs not on nonaccrual	$13,495	$18,592	$19,036	$21,986	$21,853

Non-performing assets as a % of total loans	4.42%	4.29%	4.13%	3.50%	3.49%
Non-performing assets as a % of total assets	3.00%	2.90%	2.98%	2.52%	2.61%
Allowance for loan losses as a % of total loans	1.49%	1.49%	1.73%	1.71%	1.73%
Net charge-offs (recoveries) quarter- to-date	$(32)	$3,386	$(1)	$120	$(62)

Conference Call

The Company will host an earnings call tomorrow, April 23, 2021, at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President; Glen L. Stiteley, Chief Financial Officer; David C. Coggins, Chief Banking Officer; John R. Fillingim, Chief Credit Officer; and Matthew R. Lemke, Chief Retail and Deposit Officer.  The earnings call will be broadcast over the Internet on the Company’s website at Investors.ICBK.com.  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until April 23, 2022, by visiting the Company’s website at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as, any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$17,820	$19,500	$53,283	$127,432	$21,545
Securities available-for-sale, at fair value	385,240	352,854	298,476	226,971	246,148
Loans held for sale	5,789	35,976	2,593	11,847	14,388
Agricultural loans	609,482	606,881	619,617	624,340	642,066
Commercial loans	317,625	313,265	317,782	328,368	325,310
Paycheck Protection Plan loans	46,249	37,790	98,421	103,317	—
Multi-family real estate loans	33,287	33,457	35,496	30,439	42,198
Residential real estate loans	4,776	4,627	4,489	975	2,753
Installment and consumer other	245	265	121	85	109
Total loans	1,011,664	996,285	1,075,926	1,087,524	1,012,436
Allowance for loan losses	(15,082)	(14,808)	(18,649)	(18,569)	(17,547)
Net loans	996,582	981,477	1,057,277	1,068,955	994,889
Other assets	85,897	82,551	80,426	78,712	78,004
Total Assets	$1,491,328	$1,472,358	$1,492,055	$1,513,917	$1,354,974

Liabilities and Shareholders' Equity
Demand deposits	$139,838	$163,202	$158,798	$149,963	$117,434
NOW accounts and interest checking	95,591	96,624	78,026	81,656	64,873
Savings	8,431	7,367	11,900	8,369	6,566
Money market accounts	390,741	344,250	325,900	307,083	237,889
Time deposits	278,591	304,580	322,992	346,482	364,930
Brokered deposits	159,034	80,456	101,808	121,503	161,882
National time deposits	26,302	44,347	50,747	57,997	66,386
Total deposits	1,098,528	1,040,826	1,050,171	1,073,053	1,019,960
Federal Reserve Discount Window advances	47,255	47,531	99,693	99,693	—
FHLB advances	100,000	129,000	84,600	93,400	109,400
Subordinated debentures	67,179	67,111	67,025	61,910	44,896
Other liabilities	12,028	16,114	20,656	17,336	15,672
Total Liabilities	1,324,990	1,300,582	1,322,145	1,345,392	1,189,928

Shareholders' equity	166,338	171,776	169,910	168,525	165,046
Total Liabilities and Shareholders' Equity	$1,491,328	$1,472,358	$1,492,055	$1,513,917	$1,354,974

Stock Price Information:
High - Quarter-to-date	$26.46	$23.72	$22.00	$24.67	$27.19
Low - Quarter-to-date	$19.66	$18.20	$17.04	$17.13	$13.55
Market price - Quarter-end	$23.97	$22.08	$18.80	$20.93	$18.50
Book value per share	$25.99	$26.42	$25.72	$25.18	$24.17
Tangible book value per share (1)	$25.98	$26.42	$25.71	$25.16	$24.15
Common shares outstanding	6,094,450	6,197,965	6,294,675	6,375,150	6,496,790
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$11,523	$12,737	$11,594	$12,009	$12,565
Taxable securities	1,887	1,777	1,293	1,283	1,282
Tax-exempt securities	246	201	167	162	6
Federal funds sold and other	58	10	52	111	225
Total interest and dividend income	13,714	14,725	13,106	13,565	14,078

Interest Expense
Deposits	2,069	2,482	2,914	3,721	4,347
FHLB advances and other borrowed funds	321	362	456	343	244
Subordinated debentures	1,106	1,107	1,082	736	706
Total interest expense	3,496	3,951	4,452	4,800	5,297
Net interest income	10,218	10,774	8,654	8,765	8,781
Provision for loan losses	242	(455)	79	1,142	2,218
Net interest income after provision for loan losses	9,976	11,229	8,575	7,623	6,563

Non-Interest Income
Services charges	119	108	108	139	113
Crop insurance commission	301	517	271	229	229
Gain on sale of residential loans, net	93	219	17	4	38
Loan servicing fees	2,158	1,974	2,054	1,923	1,831
Gain on sale of service-retained loans, net	1,587	1,828	1,268	1,041	505
Loan servicing right pay-down losses	(1,119)	(635)	(551)	(766)	(216)
Total loan servicing right income	468	1,193	717	275	289
Gain on sale of securities	—	—	101	570	—
Referral fees (1)	319	64	110	121	17
Other	254	283	294	240	203
Total non-interest income	3,712	4,358	3,672	3,501	2,720

Non-Interest Expense
Employee compensation and benefits	5,582	6,687	4,766	4,594	5,260
Occupancy	279	297	321	305	354
Information processing	661	656	641	663	670
Professional fees	802	582	555	480	401
Business development	307	136	305	333	366
OREO expenses	23	20	47	44	116
Writedown of OREO	—	148	—	—	1,360
Net loss (gain) on sale of OREO	17	(326)	9	—	4
Depreciation and amortization	257	289	295	303	301
Goodwill impairment	—	—	—	—	5,038
Other	836	1,005	728	743	1,148
Total non-interest expense	8,764	9,494	7,667	7,465	15,018
Income (loss) before income taxes	4,924	6,093	4,580	3,659	(5,735)
Income tax expense (benefit)	996	1,575	1,164	926	(547)
NET INCOME (LOSS)	$3,928	$4,518	$3,416	$2,733	$(5,188)

Basic earnings (loss) per share	$0.62	$0.70	$0.52	$0.40	$(0.79)
Diluted earnings (loss) per share	$0.62	$0.70	$0.52	$0.40	$(0.78)
Dividends declared per share	$0.10	$0.10	$0.07	$0.07	$0.07
(1)	Referral fees in prior quarters reclassed to non-interest income to match current classification

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands, except share data)
Other Data:
Return on average assets (1)	1.06%	1.23%	0.91%	0.74%	(1.53)%
Return on average shareholders' equity (1)	9.11%	10.56%	8.05%	6.55%	(11.97)%
Return on average common shareholders' equity (1)(2)	9.29%	10.88%	8.25%	6.63%	(12.81)%
Efficiency ratio (1)(2)	62.79%	63.92%	62.64%	11.13%	74.92%
Equity to assets ratio	11.15%	11.67%	11.39%	11.13%	12.18%
Tangible common equity to tangible assets (2)	10.62%	11.12%	10.85%	10.60%	11.58%

Common Share Data:
Net income from continuing operations	$3,928	$4,518	$3,416	$2,733	$(5,188)
Less: Preferred stock dividends	81	80	80	99	108
Income available to common shareholders	$3,847	$4,438	$3,336	$2,634	$(5,296)

Weighted average number of common shares issued	7,218,358	7,206,238	7,202,000	7,198,901	7,182,945
Less: Weighted average treasury shares	1,080,089	957,573	882,153	759,294	518,740
Plus: Weighted average non-vested restricted stock units	63,991	67,529	66,492	65,291	39,785
Weighted average number of common shares outstanding	6,202,260	6,316,194	6,386,339	6,504,898	6,703,990
Effect of dilutive options	34,465	28,025	20,915	28,511	49,072
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,236,725	6,344,219	6,407,254	6,533,409	6,753,062

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Return on average common shareholders' equity reconciliation (1):
Return on average shareholders' equity	9.11%	10.56%	8.05%	6.55%	(11.97)%
Effect of excluding average preferred shareholders' equity	0.18%	0.32%	0.20%	0.08%	(0.84)%
Return on average common shareholders' equity	9.29%	10.88%	8.25%	6.63%	(12.81)%

Efficiency ratio (2):
Non-interest expense	$8,764	$9,494	$7,667	$7,465	$15,018
Less: goodwill impairment	—	—	—	—	(5,038)
Less: historical tax credit investment impairment	—	—	—	—	—
Less: net loss on sales and write-downs of OREO	(17)	178	(9)	—	(1,364)
Adjusted non-interest expense (non-GAAP)	$8,747	$9,672	$7,658	$7,465	$8,616

Net interest income	$10,218	$10,774	$8,654	$8,765	$8,781
Non-interest income	3,712	4,358	3,672	3,501	2,720
Less: net gain on sales of securities	—	—	(101)	(570)	—
Operating revenue	$13,930	$15,132	$12,225	$11,696	$11,501
Efficiency ratio	62.79%	63.92%	62.64%	63.83%	74.92%

	For the Three Months Ended
	March 31, 2021	March 31, 2020
	(dollars in thousands, except per share data)
Adjusted diluted earnings per share(3):
Net income from continuing operations	$3,928	$(5,188)
Less: preferred stock dividends	(81)	(108)
Plus: goodwill impairment	—	5,038
Adjusted income available to common shareholders for basic earnings per common share	$3,847	$(258)
Weighted average number of common shares outstanding	6,202,260	6,703,990
Effect of dilutive options	34,465	49,072
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,236,725	6,753,062
Adjusted diluted earnings per share	$0.62	$(0.04)

(1)	Management uses the return on average common shareholders’ equity to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3)

In our judgment, the adjustment made to diluted earnings per share allows investors to better assess our income related to core operations by removing the volatility associated with the goodwill impairment, which was a one-time, non-cash expense.

Non-GAAP Financial Measures (continued):

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation (1):
Common equity	$158,338	$163,776	$161,910	$160,525	$157,046
Less: Core deposit intangible, net of amortization	29	54	86	125	171
Tangible common equity (non-GAAP)	$158,309	$163,722	$161,824	$160,400	$156,875
Common shares outstanding	6,094,450	6,197,965	6,294,675	6,375,150	6,496,790
Tangible book value per share	$25.98	$26.42	$25.71	$25.16	$24.15

Total assets	$1,491,328	$1,472,358	$1,492,055	$1,513,917	$1,354,974
Less: Core deposit intangible, net of amortization	29	54	86	125	171
Tangible assets (non-GAAP)	$1,491,299	$1,472,304	$1,491,969	$1,513,792	$1,354,803
Tangible common equity to tangible assets	10.62%	11.12%	10.85%	10.60%	11.58%

Adverse classified asset ratio (2):
Substandard loans	$88,076	$87,370	$88,370	$88,680	$71,694
Other real estate owned	739	1,077	3,064	2,629	3,247
Substandard unused commitments	5,091	4,049	5,124	3,230	2,840
Less: Substandard government guarantees	(8,485)	(8,960)	(7,002)	(6,336)	(7,699)
Total adverse classified assets (non-GAAP)	$85,421	$83,536	$89,556	$88,203	$70,082

Total equity (Bank)	$202,200	$205,743	$200,011	$201,507	$204,089
Accumulated other comprehensive gain on available for sale securities	(1,652)	(8,686)	(8,640)	(8,734)	(5,012)
Allowance for loan losses	15,082	14,808	18,649	18,569	17,547
Adjusted total equity (non-GAAP)	$215,630	$211,865	$210,020	$211,342	$216,624
Adverse classified asset ratio	39.61%	39.43%	42.64%	41.73%	32.35%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.